Exhibit 10.9

INDEPENDENT CONTRACTOR AGREEMENT

This Agreement is entered into as of the 1st day of January, 2007, between Osage energy Corporation (“the Company”) and Greg Franklin (“the Contractor”).

1.
Independent Contractor. Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor as an independent contractor to perform the services set forth herein, and the Contractor hereby accepts such engagement.

2.
Duties, Term, and Compensation. The Contractor’s duties, term of engagement, compensation and provisions for payment thereof are detailed in the attached Exhibit A, which may be amended in writing from time to time by the Contractor and agreed to by the Company, and which collectively are hereby incorporated by reference.

3.
Expenses. During the term of this Agreement, the Contractor shall bill and the Company shall reimburse the Contractor for all reasonable and approved out-of-pocket expenses which are incurred in connection with the performance of the duties hereunder. Notwithstanding the foregoing, expenses for the time spend by Consultant in traveling to and from Company facilities shall not be reimbursable.

4.
Confidentiality. The Contractor acknowledges that during the engagement he will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures. The Contractor agrees that he will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Contractor or otherwise coming into his possession, shall remain the exclusive property of the Company. The Contractor shall not retain any copies of the foregoing without the Company’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Contractor shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in his possession or under his control.

5.
Conflicts of Interest; Non-hire Provision. The Contractor represents that he is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between the Contractor and any third party. Further, the Contractor, in rendering his duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which he does not have a proprietary interest. During the term of this agreement, the Contractor shall devote as much of his productive time, energy and abilities to the performance of his duties hereunder as is necessary to perform the required duties in a timely and productive manner. The Contractor is expressly free to perform services for other parties while performing services for the Company.

6.	Merger. This Agreement shall not be terminated by the merger or consolidation of the Company into or with any other entity.

7.	Termination. The Company may terminate this Agreement at any time by 30 days’ written notice to the Contractor.

8.
Independent Contractor. This Agreement shall not render the Contractor an employee, partner, agent of, or joint venturer with the Company for any purpose. The Contractor is and will remain an independent contractor in his relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Contractor’s compensation hereunder. The Contractor shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

9.	Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

10.	Choice of Law. The laws of the state of California shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

11.
Arbitration. Any controversies arising out of the terms of this Agreement or its interpretation shall be settled in San Diego, California in accordance with the rules of the American Arbitration Association, and the judgment upon award may be entered in any court having jurisdiction thereof.

12.	Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

13.	Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

14.	Assignment. The Contractor shall not assign any of his rights under this Agreement, or delegate the performance of any of his duties hereunder, without the prior written consent of the Company.

15.
Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

If to the Contractor:	Greg Franklin
100 Park Avenue, Suite 1040
Oklahoma City, Oklahoma
Tel: (405) 270-0989

If to the Company:	Osage Energy Corporation
Attn: Kim Bradford, President and CEO
888 Prospect Street
Suite 210
La Jolla, CA 92037

Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

16.	Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

17.
Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

18.
Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

Osage Energy Corporation    Greg Franklin

By:_______________________   By:____________________
Its: President & CEO

SCHEDULE A

DUTIES, TERM, AND COMPENSATION

DUTIES:	The Contractor will perform all duties typically required of a Geologist Consultant, including overseeing all operational aspects of the Company and heading up the exploration team of the Company.

He will report directly to Kim Bradford, President and CEO and to any other party designated by Kim Bradford in connection with the performance of the duties under this Agreement and shall fulfill any other duties reasonably requested by the Company and agreed to by the Contractor.

TERM:
This engagement shall commence upon execution of this Agreement and shall continue in full force and effect through December 31, 2007. The agreement may only be extended thereafter by mutual agreement, unless terminated earlier by operation of and in accordance with this Agreement.

COMPENSATION:
As compensation for the services rendered pursuant to this Agreement, the Company shall pay the Contractor the monthly sum of $6,000 to be paid on the 1st day of each month in advance, increasing to $8,000 per month starting August 1, 2007.